Microsoft Word 11.0.6502;Sub-Item 77Q1(a): Copies of any material amendments to the registrant's charter or by-laws
----------

Amendment No. 27 to the Declaration of Trust of the Registrant dated February 10, 2005 and Amendment No. 1 to the Amended and Restated By-laws dated November 11, 2004 are hereby incorporated by reference to Exhibits 99-A(28) and 99(B)(5) of post-effective amendment number 103 filed on June 17, 2005 (Accession
No. 0000950123-05-007490).